EXHIBIT 23.4


                        CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the reference to our firm under the caption "EXPERTS" in the Proxy Statement/Prospectus forming a part of this Registration Statement on Form S-4 of Toys "R" Us, Inc., a Delaware corporation, and to the incorporation by reference of our report, dated March 24, 1994 (except for Note N, as to which the date is April 20, 1994) on the consolidated financial statements and related financial statement schedules of Petrie Stores Corporation, a New York corporation, incorporated by reference from the Petrie Stores Corporation Annual Report on Form 10-K for the fiscal year ended January 29, 1994.



                                        /s/ David Berdon & Co.
                                        DAVID BERDON & CO.
                                        CERTIFIED PUBLIC ACCOUNTANTS





                                        New York, New York
                                        October 24, 1994